Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Quarterly Report on Form 10-Q of Andersen Group, Inc. for the period ended November 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), pursuant to 18 U.S.C. § 1350 as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, Oliver R. Grace, Jr., President and Chief Executive Officer, and Andrew M. O'Shea, Chief Financial Officer, each hereby certifies, that, to the best of his knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Andersen Group, Inc.

/s/ Oliver R. Grace, Jr. Oliver R. Grace, Jr. President and Chief Executive Officer

/s/ Andrew M. O'Shea Andrew M. O'Shea Chief Financial Officer

January 14, 2004

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of § 18 of the Securities and Exchange Act of 1934, as amended or otherwise subject to the liability of that section.  This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, except to the extent that the registrant specifically incorporates this Exhibit 32 by reference in any such filing.